Exhibit 10-25

AMENDMENT NO. 1 TO
ALLEGHENY ENERGY, INC.
1998 LONG-TERM INCENTIVE PLAN
EFFECTIVE MAY 14, 1998
AMENDED AND RESTATED AS OF JANUARY 1, 2008

WHEREAS, Allegheny Energy, Inc. (the “Company”) maintains the 1998 Long-Term Incentive Plan, as amended and restated as of January 1, 2008 (the “Plan”);
WHEREAS, the Company became a wholly owned subsidiary of FirstEnergy Corp. (“FirstEnergy”) pursuant to the Agreement and Plan of Merger, dated as of February 10, 2010, as amended as of June 4, 2010, by and among FirstEnergy, Element Merger Sub, Inc. and the Company (the “Merger Agreement”);
WHEREAS, pursuant to the Merger Agreement, FirstEnergy authorized certain officers of FirstEnergy to amend or modify plans maintained by the Company with regard to administrative or governance matters;
WHEREAS, Section 9.16 of the Plan provides that the Plan may be amended at any time with certain limitations that are not applicable for this Amendment No. 1.
NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2012, as follows:

1.	Section 2.18 is deleted in its entirety and replaced with the following:

“Sec. 2.18    ”Fair Market Value” means an amount based on a reasonable method, as may be determined by the Committee, including a price based on the opening, closing, actual, high, low, average selling prices, or on the average of the high and low sales prices of the common stock as reported on the composite tape of the NYSE for the date in which the determination of the fair market value is made or, if there are no sales of common stock on that date, then on the next preceding date on which there were sales of common stock. If Shares are not publicly traded, Fair Market Value shall be determined by the Committee in such manner as it deems appropriate. Notwithstanding anything in this Plan to the contrary, “Fair Market Value” shall be determined in a manner consistent with exemption from, and avoidance of adverse tax consequences under, Code Section 409A and, with respect to Incentive Stock Options, also in a manner consistent with Code Section 422.”

2.	Except as otherwise amended by this Amendment No. 1, all other provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, FirstEnergy has caused its duly authorized officer to executive this Amendment No. 1 of the Plan on behalf of the Company to evidence its adoption on January 1, 2012.

EXECUTED ON BEHALF OF ALLEGHENY ENERGY, INC.                                          BY FIRSTENERGY, CORP.

By:	/s/ Anthony J. Alexander,
Anthony J. Alexander,
President and Chief Executive
Officer of FirstEnergy Corp.